October 2024

Pricing Supplement No. 4,604

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 30, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. The securities pay no interest and will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing price of each of the underlying shares on the valuation date. If the final share price of each of the underlying shares is greater than or equal to 80% of its respective initial share price, which we refer to as the respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $77.50 per security. However, if the final share price of any of the underlying shares is less than its respective downside threshold value, you will be exposed to the decline in the price of the worst performing underlying shares beyond the buffer amount of 20%, and you will lose some or a significant portion of your initial investment. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 80% of your investment. Because the payment at maturity on the securities is based on the worst performing of the underlying shares, a decline in any final share price below 80% of its respective initial share price will result in a loss on your investment, even if the other underlying shares have appreciated or have not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying shares and forgo current income and returns above the fixed upside payment in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the worst performing underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying shares reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	October 30, 2024
Original issue date:	November 4, 2024 (3 business days after the pricing date)
Maturity date:	December 3, 2025
Aggregate principal amount:	$573,000
Interest:	None
Underlying shares:	SPDR® Dow Jones® Industrial AverageSM ETF Trust (the “DIA Shares”), iShares® Russell 2000® ETF (the “IWM Shares”) and SPDR® S&P 500® ETF Trust (the “SPY Shares”)
Payment at maturity:

●If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value:

$1,000 + the upside payment

●If the final share price of any of the underlying shares is less than its respective downside threshold value, meaning the value of any of the underlying shares has declined by more than the buffer amount of 20% from its respective initial share price to its respective final share price:

$1,000 + $[1,000 × (share percent change of the worst performing underlying shares + 20%)]

Because the share percent change of the worst performing underlying shares will be less than -20% in this scenario, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000.

Upside payment:	$77.50 per security (7.75% of the stated principal amount)
Share percent change:	With respect to each of the underlying shares, (final share price - initial share price) / initial share price
Worst performing underlying shares:	The underlying shares that has declined the most, meaning that it has the lowest share percent change
Initial share price:

With respect to the DIA Shares, $424.07, which is the closing price of such underlying shares on October 28, 2024

With respect to the IWM Shares, $222.46, which is the closing price of such underlying shares on October 28, 2024

With respect to the SPY Shares, $580.83, which is the closing price of such underlying shares on October 28, 2024

Downside threshold value:

With respect to the DIA Shares, $339.256, which is 80% of the initial share price for such underlying shares

With respect to the IWM Shares, $177.968, which is 80% of the initial share price for such underlying shares

With respect to the SPY Shares, $464.664, which is 80% of the initial share price for such underlying shares

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date
Closing price:

With respect to each of the underlying shares, on any trading day, the closing price of one share of such underlying shares on such day times the adjustment factor for such underlying shares on such day

Valuation date:	November 28, 2025, subject to postponement for non-trading days and certain market disruption events
Buffer amount:	20%
Minimum payment at maturity:	$200 per security
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares.
CUSIP / ISIN:	61776WRJ4 / US61776WRJ44
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$986.60 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$573,000	$1,432.50	$571,567.50

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023     Index Supplement dated November 16, 2023     Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying shares that provides a fixed return of 7.75% if the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value;

￭To enhance returns and potentially outperform the worst performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust in a moderately bullish or moderately bearish scenario; and

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying shares.

The securities are exposed on a 1-to-1 basis to the percentage decline of the final share price of the worst performing underlying shares from its respective initial share price beyond the buffer amount of 20%. Accordingly, 80% of your principal is at risk.

Maturity:	Approximately 13 months
Upside payment:	$77.50 per security (7.75% of the stated principal amount), payable only if the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value.
Buffer amount:	20%
Minimum payment at maturity:	$200 per security. You could lose up to 80% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $986.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the buffer amount and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing

October 2024 Page 2

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2024 Page 3

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust. If the final share price of each of the underlying shares, as determined on the valuation date, is greater than or equal to its respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $77.50 per security. However, if the final share price of any of the underlying shares is less than its respective downside threshold value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 80% of the stated principal amount of the securities.

Upside Scenario

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $77.50.

Downside Scenario

If the final share price of any of the underlying shares is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying shares from its respective initial share price beyond the buffer amount of 20% (e.g., a 50% depreciation in the worst performing underlying shares from the respective initial share price to the respective final share price will result in a payment at maturity of $700 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in any of the underlying shares below its respective downside threshold value will result in a loss on your investment, even if the other underlying shares have appreciated or have not declined as much. You could lose up to 80% of your investment.

October 2024 Page 4

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial share prices and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the DIA Shares: $350.00 With respect to the IWM Shares: $200.00 With respect to the SPY Shares: $450.00
Hypothetical Downside Threshold Value:

With respect to the DIA Shares: $280.00, which is 80% of its hypothetical initial share price

With respect to the IWM Shares: $160.00, which is 80% of its hypothetical initial share price

With respect to the SPY Shares: $360.00, which is 80% of its hypothetical initial share price

Upside Payment:	$77.50 (7.75% of the stated principal amount)
Buffer Amount:	20%
Minimum Payment at Maturity:	$200 per security
Interest:	None

EXAMPLE 1: Each of the underlying shares appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		DIA Shares: $647.50 IWM Shares: $360.00
SPY Shares: $855.00
Percent change		DIA Shares: ($647.50 – $350.00) / $350.00 = 85% IWM Shares: ($360.00 – $200.00) / $200.00 = 80% SPY Shares: ($855.00 – $450.00) / $450.00 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $77.50
	=	$1,077.50

In example 1, the final share price for the DIA Shares has increased from its initial share price by 85%, the final share price for the IWM Shares has increased from its initial share price by 80% and the final share price for the SPY Shares has increased from its initial share price by 90%. Because the final share price of each of the underlying shares is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $77.50 per security. Investors receive $1,077.50 per security at maturity and do not participate in the appreciation of any of the underlying shares. Although each of the underlying shares has appreciated substantially, the return on the securities is limited to the upside payment of $77.50 per security.

October 2024 Page 5

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

EXAMPLE 2: The final share price of each of the underlying shares is at or above the respective downside threshold value, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		DIA Shares: $336.00 IWM Shares: $194.00
SPY Shares: $441.00
Percent change		DIA Shares: ($336.00 – $350.00) / $350.00 = -4% IWM Shares: ($194.00 – $200.00) / $200.00 = -3% SPY Shares: ($441.00 – $450.00) / $450.00 = -2%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $77.50
	=	$1,077.50

In example 2, the final share price for the DIA Shares has decreased from its initial share price by 4%, the final share price for the IWM Shares has decreased from its initial share price by 3% and the final share price for the SPY Shares has decreased from its initial share price by 2%. Because the final share price of each of the underlying shares is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $77.50 per security. Although each of the underlying shares has depreciated, investors receive $1,077.50 per security at maturity.

EXAMPLE 3: The final share price of one of the underlying shares is less than its respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying shares, and lose 1% for every 1% decline beyond the buffer amount of 20%.

Final share price		DIA Shares: $490.00 IWM Shares: $240.00
SPY Shares: $225.00
Percent change		DIA Shares: ($490.00 – $350.00) / $350.00 = 40% IWM Shares: ($240.00 – $200.00) / $200.00 = 20% SPY Shares: ($225.00 – $450.00) / $450.00 = -50%
Payment at maturity	=	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 20%)]
	=	$1,000 + [$1,000 × (-50% + 20%)]
	=	$700

In example 3, the final share price for the DIA Shares has increased from its initial share price by 40%, the final share price for the IWM Shares has increased from its initial share price by 20% and the final share price for the SPY Shares has decreased from its initial share price by 50%. Because one of the underlying shares has declined below its respective downside threshold value, investors do not receive the upside payment and are exposed to the negative performance of the SPY Shares, which is the worst performing underlying shares in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying shares beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $700 per security, resulting in a loss of 30%.

October 2024 Page 6

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

EXAMPLE 4: The final share price of each of the underlying shares is less than the respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying shares, and will lose 1% for every 1% decline beyond the buffer amount of 20%.

Final share price		DIA Shares: $105.00 IWM Shares: $30.00
SPY Shares: $180.00
Percent change		DIA Shares: ($105.00 – $350.00) / $350.00 = -70% IWM Shares: ($30.00 – $200.00) / $200.00 = -85% SPY Shares: ($180.00 – $450.00) / $450.00 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 20%)]
	=	$1,000 + [$1,000 × (-85% + 20%)]
	=	$350

In example 4, the final share price for the DIA Shares has decreased from its initial share price by 70%, the final share price for the IWM Shares has decreased from its initial share price by 85% and the final share price for the SPY Shares has decreased from its initial share price by 60%. Because one or more underlying shares have declined below their respective downside threshold values, investors do not receive the upside payment and are exposed to the negative performance of the IWM Shares, which is the worst performing underlying shares in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying shares beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $350 per security, resulting in a loss of 65%.

Because the payment at maturity of the securities is based on the worst performing of the underlying shares, a decline in the final share price of any of the underlying shares to below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlying shares have appreciated or have not declined as much. You could lose up to 80% of your investment in the securities.

October 2024 Page 7

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for the minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 20% of the principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final share price of each of the underlying shares. If the final share price of any of the underlying shares is less than 80% of its respective initial share price, you will lose 1% of your principal for every 1% decline in the final share price of the worst performing underlying shares beyond the buffer amount of 20%. You could lose up to 80% of the stated principal amount of the securities.

￭Appreciation potential is fixed and limited. Where the final share price of each of the underlying shares is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $77.50 per security (7.75% of the stated principal amount), even if all three underlying shares have appreciated substantially.

￭The amount payable on the securities is not linked to the share prices of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such underlying shares on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the share price of the worst performing underlying shares appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the share price of the worst performing underlying shares prior to such drop. Although the actual share price of the worst performing underlying shares on the stated maturity date or at other times during the term of the securities may be higher than its respective final share price, the payment at maturity will be based solely on the final share price of the worst performing underlying shares on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlying shares at any time (including in relation to their respective initial share prices),

October 2024 Page 8

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

￭the volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing the Dow Jones Industrial AverageSM, the Russell 2000® Index and the S&P 500® Index (the “share underlying indices”),

￭dividend rates on the securities underlying the share underlying indices,

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the share prices of the underlying shares,

￭the time remaining until the maturity of the securities,

￭the composition of the underlying shares and changes in the constituent stocks of the share underlying indices,

￭the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any of the underlying shares is near, at or below its respective downside threshold value.

You cannot predict the future performance of any of the underlying shares based on their historical performance. If the final share price of any of the underlying shares is less than 80% of its respective initial share price, you will be exposed on a 1-to-1 basis to the decline in the final share price of the worst performing underlying shares beyond the buffer amount. There can be no assurance that the final share price of each of the underlying shares will be greater than or equal to 80% of its respective initial share price so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the

October 2024 Page 9

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold values, the final share prices, the share percent changes, if applicable, the payment that you will receive at maturity and whether to make any adjustments to an adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of any of the underlying shares in the event of a market disruption event or discontinuance of any of the underlying shares.  These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Market Disruption Event,” “—Postponement of Valuation Date(s),” “—Antidilution Adjustments for Securities linked to Exchange-Traded Funds,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in Case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying indices), including

October 2024 Page 10

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

trading in the underlying shares, the stocks that constitute the share underlying indices as well as in other instruments related to the underlying shares or the share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to October 28, 2024 could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase the price at or above which such underlying shares must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of any of the underlying shares, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying shares).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If the final share price of any of the underlying shares declines to below 80% of its respective initial share price, you will be exposed to the negative performance of the worst performing underlying shares at maturity, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that the final share price of any of the underlying

October 2024 Page 11

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

shares will decline to below its respective downside threshold value than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will suffer a loss on your investment.

￭The securities are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlying shares, and the Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® ETF may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the underlying shares is responsible for calculating and maintaining the share underlying indices. It may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying shares or the level of its respective share underlying index.

October 2024 Page 12

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the relevant date of calculation, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that can affect any of the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for any of the underlying shares for certain events affecting such underlying shares, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the underlying shares. If an event occurs that does not require the calculation agent to adjust the relevant adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

October 2024 Page 13

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

SPDR® Dow Jones® Industrial AverageSM ETF Trust Overview

The SPDR® Dow Jones® Industrial AverageSM ETF Trust is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones Industrial AverageSM. The SPDR® Dow Jones® Industrial AverageSM ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® Dow Jones® Industrial AverageSM ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SPDR® Dow Jones® Industrial AverageSM ETF Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-31247 and 811-09170, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Dow Jones® Industrial AverageSM ETF Trust is accurate or complete.

Information as of market close on October 30, 2024:

Bloomberg Ticker Symbol:	DIA UP
Current Share Price:	$421.75
52 Weeks Ago:	$329.23
52 Week High (on 10/18/2024):	$432.64
52 Week Low (on 10/30/2023):	$329.23

The following graph sets forth the daily closing prices of the DIA Shares for the period from January 1, 2019 through October 30, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the DIA Shares for each quarter in the same period. The closing price of the DIA Shares on October 30, 2024 was $421.75. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The DIA Shares have at times experienced periods of high volatility, and you should not take the historical values of the DIA Shares as an indication of future performance.

DIA Shares Daily Closing Prices January 1, 2019 to October 30, 2024

October 2024 Page 14

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

SPDR® Dow Jones® Industrial AverageSM ETF Trust (CUSIP 78467X109)	High ($)	Low ($)	Period End ($)
2019
First Quarter	260.89	226.72	259.13
Second Quarter	268.08	248.22	265.85
Third Quarter	273.60	255.08	269.18
Fourth Quarter	286.33	260.72	285.10
2020
First Quarter	295.72	186.13	219.23
Second Quarter	276.28	209.38	257.87
Third Quarter	291.21	257.24	277.50
Fourth Quarter	305.79	265.06	305.79
2021
First Quarter	331.66	299.81	330.18
Second Quarter	347.90	331.45	344.95
Third Quarter	356.57	338.29	338.29
Fourth Quarter	364.84	340.01	363.32
2022
First Quarter	367.87	326.53	346.83
Second Quarter	351.53	298.72	307.82
Third Quarter	341.74	287.30	287.30
Fourth Quarter	346.15	291.96	331.33
2023
First Quarter	343.04	318.50	332.62
Second Quarter	344.77	327.75	343.85
Third Quarter	356.20	334.95	334.95
Fourth Quarter	377.03	324.19	376.87
2024
First Quarter	397.76	372.72	397.76
Second Quarter	399.95	377.31	391.13
Third Quarter	423.12	386.81	423.12
Fourth Quarter (through October 30, 2024)	432.64	419.61	421.75

This document relates only to the securities referenced hereby and does not relate to the DIA Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DIA Shares (and therefore the price of the DIA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DIA Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the DIA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the DIA Shares.

October 2024 Page 15

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

“S&P®”, “SPDR®” and “Dow Jones Industrial AverageSM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global, Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Dow Jones Industrial AverageSM.  The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

October 2024 Page 16

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Commission by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on October 30, 2024:

Bloomberg Ticker Symbol:	IWM UP
Current Share Price:	$221.44
52 Weeks Ago:	$163.11
52 Week High (on 10/16/2024):	$226.74
52 Week Low (on 10/30/2023):	$163.11

The following graph sets forth the daily closing prices of the IWM Shares for the period from January 1, 2019 through October 30, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWM Shares for each quarter in the same period. The closing price of the IWM Shares on October 30, 2024 was $221.44. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IWM Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWM Shares as an indication of future performance.

IWM Shares Daily Closing Prices January 1, 2019 to October 30, 2024

October 2024 Page 17

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter	169.53	99.90	114.46
Second Quarter	153.09	104.62	143.18
Third Quarter	158.46	139.07	149.79
Fourth Quarter	199.14	152.18	196.06
2021
First Quarter	234.42	193.50	220.94
Second Quarter	232.89	211.85	229.37
Third Quarter	231.39	211.73	218.75
Fourth Quarter	242.56	212.12	222.45
2022
First Quarter	225.32	191.52	205.27
Second Quarter	207.91	163.90	169.36
Third Quarter	201.07	164.17	164.92
Fourth Quarter	188.05	166.81	174.36
2023
First Quarter	198.32	170.25	178.40
Second Quarter	187.93	170.40	187.27
Third Quarter	198.71	174.36	176.74
Fourth Quarter	204.82	162.21	200.71
2024
First Quarter	210.30	189.48	210.30
Second Quarter	209.44	192.84	202.89
Third Quarter	224.60	200.87	220.89
Fourth Quarter (through October 30, 2024)	226.74	216.13	221.44

This document relates only to the securities referenced hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this document regarding iShares Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

October 2024 Page 18

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with iShares Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 2000® Index. The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

October 2024 Page 19

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Commission by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on October 30, 2024:

Bloomberg Ticker Symbol:	SPY UP
Current Share Price:	$580.01
52 Weeks Ago:	$415.59
52 Week High (on 10/18/2024):	$584.59
52 Week Low (on 10/30/2023):	$415.59

The following graph sets forth the daily closing prices of the SPY Shares for the period from January 1, 2019 through October 30, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPY Shares for each quarter in the same period. The closing price of the SPY Shares on October 30, 2024 was $580.01. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical values of the SPY Shares as an indication of future performance.

SPY Shares Daily Closing Prices January 1, 2019 to October 30, 2024

October 2024 Page 20

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter	476.69	410.68	475.31
2024
First Quarter	523.17	467.28	523.07
Second Quarter	548.49	495.16	544.22
Third Quarter	573.76	517.38	573.76
Fourth Quarter (through October 30, 2024)	584.59	567.80	580.01

This document relates only to the securities referenced hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

October 2024 Page 21

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

October 2024 Page 22

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Share underlying indices:	With respect to the DIA Shares, the Dow Jones Industrial AverageSM With respect to the IWM Shares, the Russell 2000® Index With respect to the SPY Shares, the S&P 500® Index
Share underlying index publishers:

With respect to the DIA Shares, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the IWM Shares, FTSE Russell or any successor thereof.

With respect to the SPY Shares, S&P® Dow Jones Indices LLC, or any successor thereof.

Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed with respect to any of the underlying shares.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2024 Page 23

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. We intend to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

Even if the treatment of the securities as “open transactions” is respected, because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1,

October 2024 Page 24

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to October 28, 2024, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares or any component stocks of the share underlying indices and in futures and options contracts on the underlying shares and any component stocks of the underlying shares listed on major securities markets. Such purchase activity could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase the share price at or above which such underlying shares must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of

October 2024 Page 25

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust, the iShares® Russell 2000® ETF and the SPDR® S&P 500® ETF Trust due December 3, 2025

Principal at Risk Securities

Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

October 2024 Page 26